Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(i)	Registration Statement (Form S-8 No. 333-135440) pertaining to the ConsolidatedCommunications, Inc. 401(k) Plan and Consolidated Communications 401(k) Plan for Texas Bargaining Associates,

(ii)	Registration Statement (Form S-8 No. 333-128934) pertaining to the Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan,

(iii)	Registration Statement (Form S-8 No. 333-166757) pertaining to the Consolidated Communications, Inc. 2005 Long-Term Incentive Plan,

(iv)	Registration Statement (Form S-8 No. 333-182597) pertaining to the SureWest Communications Employee Stock Ownership Plan of Consolidated Communications Holdings, Inc.,

(v)	Registration Statement (Form S-4/A No. 333-187202) pertaining to the registration of the 10.875% Senior Notes due 2020, of our reports dated March 5, 2014, and

(vi)	Registration Statement (Form S-8 to Form S-4/A No. 333-198000) pertaining to the Hickory Tech Corporation 1993 Stock Award Plan;

of our reports dated, February 27, 2015,  with respect to the consolidated financial statements of Consolidated Communications Holdings, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Consolidated Communications Holdings, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

St. Louis, Missouri

February 27, 2015